UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2022

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Transition

On August 10, 2022, the Board of Directors (the “Board”) of Cardinal Health, Inc. (the “Company”) elected Jason M. Hollar, 49, as Chief Executive Officer (“CEO”) of the Company, effective September 1, 2022. Mr. Hollar will succeed current CEO Michael C. Kaufmann, who will depart from the Company on September 1, 2022. The Board also elected Mr. Hollar as a director effective August 11, 2022. Mr. Kaufmann will resign as a member of the Board on September 1, 2022.

Mr. Hollar has served as Chief Financial Officer (“CFO”) of the Company since May 2020. He previously served as Executive Vice President and CFO of Tenneco Inc. from July 2018 to April 2020. He was Senior Vice President Finance at Tenneco Inc. from June 2017 to June 2018 and CFO of Sears Holding Corporation from October 2016 to April 2017.

In connection with Mr. Hollar assuming the CEO role, the Board's Human Resources and Compensation Committee (the “Compensation Committee”) took the following compensation actions with respect to Mr. Hollar: (i) set his base salary at $1,350,000; (ii) set his target annual bonus at 150% of his salary; (iii) set his target long-term incentive at $11,000,000, which will apply to his annual grant to be made on August 15, 2022; (5) approved an alignment grant of $3,000,000, split equally between performance share units ("PSUs") and restricted share units; and (5) authorized $350,000 in personal use of corporate aircraft.

The Board has determined that Mr. Kaufmann’s departure from the Company will entitle him to severance benefits under the Cardinal Health, Inc. Senior Executive Severance Plan following his departure date. Receipt of severance benefits is subject to the terms of that plan, including the required execution of a general release and compliance with certain restrictive covenants.

Interim Chief Financial Officer

On August 10, 2022, the Board also elected Patricia M. English, 43, as Interim CFO of the Company, effective September 1, 2022. Ms. English has served as Senior Vice President and Chief Accounting Officer of the Company since September 2020. She previously served as Vice President, Pharmaceutical Segment Accounting from January 2019 to August 2020. She served as Vice President, Medical Segment Accounting from March 2015 to December 2018 and as Director, Pharmaceutical Distribution Accounting from June 2011 to March 2015.

In connection with Ms. English assuming the Interim CFO role, the Compensation Committee took the following compensation actions with respect to Ms. English: (i) set her base salary at $300,000; (ii) approved an additional $250,000 in cash compensation with respect to fiscal 2022 performance; (iii) approved a $250,000 cash retention award payable if she remains employed by the Company through August 31, 2023; and (iv) approved an additional $500,000 in value of PSUs to be granted in her annual grant to be made on August 15, 2022.

For more information regarding the Company’s incentive and severance plans, see the Company’s Definitive Proxy Statement for the 2021 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission on September 23, 2021.

Chief Accounting Officer

On August 10, 2022, the Board also elected Mary C. Scherer, 54, as Senior Vice President and Chief Accounting Officer, effective September 1, 2022. Ms. Scherer has served as Senior Vice President, Internal Audit of the Company since September 2017. Prior to that, she served as Vice President, Internal Audit from February 2014 to September 2017.

Item 7.01. Regulation FD

The Company issued a news release on August 11, 2022 announcing the leadership changes, which is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	News release issued by the Company on August 11, 2022 announcing leadership changes (incorporated by reference to Exhibit 99.2 to the Company's Form 8-K filed on August 11, 2022, File No. 1-11373)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: August 11, 2022	By:	/s/ Jessica L. Mayer
Name: Jessica L. Mayer
Title: Chief Legal and Compliance Officer

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